UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2019

Vericity, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38945	46-2348863
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 W. Bryn Mawr Avenue, Suite 900S

Chicago, Illinois 60631

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 379-2397

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 (per share)	VERY	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events

On August 7, 2019, Vericity, Inc. (“Vericity” or the “Company”) completed the initial public offering of 14,875,000 shares of its common stock at a price of $10 per share (the “IPO”).  The IPO was conducted in connection with the conversion of Members Mutual Holding Company (“Members Mutual”) from mutual to stock form and the acquisition by Vericity of all of the capital stock of Members Mutual following its conversion to stock form after its plan of conversion and amended and restated articles of incorporation were approved at a special meeting of eligible members on August 6, 2019 (the “Conversion”). As a result of the Conversion, Vericity became the holding company for converted Members Mutual and its indirect subsidiaries, including Fidelity Life Association and Efinancial, LLC.

In the IPO, a total of 20,125,000 shares were offered in a subscription offering on a first priority basis to eligible members of Members Mutual, who were the policyholders of Fidelity Life Association, an Illinois life insurance company, as of July 31, 2018, and on a second priority basis to the directors and officers of Members Mutual.  In addition, the Company and Members Mutual previously entered into a standby stock purchase agreement with Apex Holdco L.P., an affiliate of J.C. Flowers IV L.P., a private equity fund advised by J.C. Flowers & Co. LLC, on October 5, 2018, as amended and restated on March 26, 2019, under which Apex Holdco L.P. (“Standby Purchaser”) agreed to act as the standby purchaser for the IPO and, if fewer than 14,875,000 shares were subscribed for in the subscription and community offerings, to purchase enough shares to guarantee the sale of at least 14,875,000 shares in the offerings.  A total of 3,501,648 shares were subscribed for in the subscription and community offerings, and the Standby Purchaser purchased 11,373,352 shares under its standby stock purchase commitment. As a result, the Standby Purchaser owns approximately 76.5% of the issued and outstanding shares of Vericity common stock. The Company’s common stock began trading on August 8, 2019 on the Nasdaq Capital Market under the symbol “VERY.”

Following the closing of the IPO on August 7, 2019, the Standby Purchaser established the Apex Holdco L.P. 2019 Equity Incentive Plan (the “EI Plan”) under the terms of the amended and restated limited partnership agreement of the Standby Purchaser.  Under the EI Plan, Class B units representing 20.6% of the fully diluted units of the Standby Purchaser at the closing of the IPO were reserved for issuance to employees, directors, advisory board members and other service providers of the Company.  Following the closing, awards under the EI plan were made to the executive officers, certain directors, certain other employees, and advisory board members of the Company in an aggregate amount of approximately 85.4% of the available pool of Class B units under the EI Plan.  Class B units are non-voting profits interests in the Standby Purchaser that entitle the holders thereof to participate in the appreciation in the value of the Standby Purchaser, as represented by its ownership of the Company’s common stock, above a $10 per share threshold, subject to certain customary adjustments, and are payable in the event of a future sale of the Company. The EI Plan is a plan adopted, maintained and administered by the Standby Purchaser, not the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 9, 2019	VERICITY, INC.

	By:	/s/ John Buchanan
Name: John Buchanan
Title: General Counsel and Secretary